Exhibit 10.1

THIRD AMENDMENT

TO SENIOR SECURED REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of August 31, 2016 (this “Amendment”), to the Existing Credit Agreement (capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I) is between NF INVESTMENT CORP., a Maryland corporation (the “Borrower”) and KEYBANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) and the Lender (in such capacity, the “Lender”) under the Existing Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lender and the Administrative Agent are parties to the Senior Secured Revolving Credit Agreement, dated as of March 27, 2014 (as amended by the First Amendment to Senior Secured Revolving Credit Agreement, dated as of August 22, 2014 and the Second Amendment to Senior Secured Revolving Credit Agreement, dated as of December 12, 2014, the “Existing Credit Agreement”; as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lender agree to amend the Existing Credit Agreement and the Lender is willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendments set forth below and the other terms hereof;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Third Amendment Effective Date” is defined in Article III.

“Lender” is defined in the preamble.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENT TO EXISTING CREDIT AGREEMENT

Subject to the occurrence of the Second Amendment Effective Date (as hereinafter defined), the Existing Credit Agreement is amended in accordance with this Article II.

SECTION 2.1. Amendments to Section 1.01. Section 1.01 of the Existing Credit Agreement is hereby amended as follows:

(a) The definition of “Applicable Margin” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

““Applicable Margin” means: (a) with respect to any ABR Loan, (i) prior to the Commitment Termination Date, 1.00% per annum and (ii) following the Commitment Termination Date, 1.50%; and (b) with respect to any Eurocurrency Loan, (i) prior to the Commitment Termination Date, 2.25% per annum and (ii) following the Commitment Termination Date, 2.50%.”.

(b) The definition of “Commitment Termination Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

““Commitment Termination Date” means the earlier of (a) May 2, 2018 and (b) the date of the Initial Public Offering”.

(c) The definition of “LIBO Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

““LIBO Rate” means, for any Interest Period, in the case of Eurocurrency Borrowings, the ICE Benchmark Administration Limited London interbank offered rate per annum for deposits in Dollars for a period equal to one month as displayed in the Bloomberg Financial Markets System (or such other page on that service or such other service designated by the ICE Benchmark Administration Limited interbank offered rate for the display of such Administration’s London interbank offered rate for deposits in Dollars) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Interest Period; provided that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBO Rate shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rate per annum at which the Administrative Agent could borrow funds if it were to do so by asking for and then accepting interbank offers two (2) business days’

preceding the first day of such Interest Period in the London interbank market for Dollars as of 11:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Eurocurrency Borrowing; provided, that, if any LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

SECTION 2.2. Amendment to Section 2.11. The first sentence of Section 2.11 of the Existing Credit Agreement is hereby amended to read as follows:

The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.50% on the average daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such commitment terminates and the Commitment Termination Date.

SECTION 2.3. Amendments to Section 5.13. Section 5.13 of the Existing Credit Agreement is hereby amended as follows:

(a) The definition of “First Lien Covenant Lite Loan” in Section 5.13 of the Existing Credit Agreement is hereby amended and restated as follows:

““First Lien Covenant Lite Loan” means a First Lien Bank Loan with respect to which (i) the underlying instruments do not include any financial covenants or have no financial covenants with which compliance is determined on an ongoing maintenance basis and (ii) the Underlying Borrower has a TTM EBITDA of at least $40,000,000 (or at least $30,000,000 if such loan is rated at least “B-” (or the equivalent) by at least two rating agencies); provided, that for all purposes hereunder, such a First Lien Bank Loan which either contains a cross-default provision to, or is pari passu with, another loan of the underlying obligor that requires the underlying obligor to comply with either a financial covenant or a Maintenance Covenant (provided that, for purposes of this proviso, compliance with such financial covenant or Maintenance Covenant shall be required whether or not such other loan is funded) shall be deemed not to be a First Lien Covenant Lite Loan.

(b) The definition of “Second Lien Covenant Lite Loan” in Section 5.13 of the Existing Credit Agreement is hereby amended and restated as follows:

“Second Lien Covenant Lite Loan” means a Second Lien Bank Loan with respect to which (i) the underlying instruments do not include any financial covenants or have no financial covenants with which compliance is determined on an ongoing maintenance basis and (ii) the Underlying Borrower has a TTM EBITDA of at least $40,000,000 (or at least $30,000,000 if such loan is rated at least “B-” (or the equivalent) by at least two rating agencies); provided, that for all purposes hereunder, such a Second Lien Bank Loan which either contains a cross-default provision to, or is pari passu with, another loan of the underlying obligor that requires the underlying obligor to comply with either a financial covenant or a Maintenance Covenant (provided that, for purposes of this proviso, compliance with such financial covenant or Maintenance Covenant shall be required whether or not such other loan is funded) shall be deemed not to be a Second Lien Covenant Lite Loan.”.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

SECTION 3.1. Effective Date. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower and the of the Lender.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article IX thereof.

SECTION 4.3. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as modified hereby.

SECTION 4.7. Representations and Warranties. To induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders on the Second Amendment Effective Date that (A) the representations and warranties contained in Article III of the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default has occurred and is continuing.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BORROWER:	NF INVESTMENT CORP.

By:
	Name:	Orit Mizrachi
	Title:	Chief Operating Officer

SIGNATURE PAGE TO THIRD AMENDMENT – NF INVESTMENT

LENDER:	KEYBANK NATIONAL ASSOCIATION
as Administrative Agent and the Lender

By:
	Name:	RICHARD ANDERSEN
	Title:	Designated Signer

SIGNATURE PAGE TO THIRD AMENDMENT – NF INVESTMENT